CONFIDENTIAL

Exhibit 10.58
[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED FROM PUBLIC FILING PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT SUBMITTED TO THE U.S. SECURITIES AND EXCHANGE COMMISSION. THE OMITTED INFORMATION, WHICH HAS BEEN IDENTIFIED WITH THE SYMBOL “[*],” HAS BEEN FILED SEPARATELY WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

SUPPLY AGREEMENT

This Agreement is made as of the last date set forth on the signature page hereto (the “Effective Date”) between SOLARFUN POWER HONG KONG LIMITED, a company registered in Hong Kong (hereinafter “SOLARFUN”) and HOKU SCIENTIFIC, INC., a Delaware corporation (hereinafter “HOKU”). HOKU and SOLARFUN are sometimes referred to in the singular as a “Party” or in the plural as the “Parties”.

Recitals

Whereas, HOKU desires to supply polysilicon to SOLARFUN for its general use beginning in calendar year 2009 for a continuous period of eight years from the date of the first shipment;

Whereas, in exchange for HOKU’s agreement to allocate the supply of polysilicon, SOLARFUN desires to provide HOKU with a firm order for polysilicon upon the terms and conditions provided herein;

NOW, THEREFORE, in furtherance of the foregoing Recitals and in consideration of the mutual covenants and obligations set forth in this Agreement, the Parties hereby agree as follows:

1. Definitions.
The following terms used in this Agreement shall have the meanings set forth below:

1.1. “Affiliate” shall mean, with respect to either Party to this Agreement, any entity that is controlled by or under common control with such Party.

1.2. “Agreement” shall mean this Supply Agreement and all appendices annexed to this Agreement as the same may be amended from time to time in accordance with the provisions hereof.

1.3. “Escrow Account” is the bank deposit account created with the Escrow Agent pursuant to the Escrow Agreement.

1.4. “Escrow Agent” shall mean (A) a bank that is domiciled in and organized under the laws of one of the fifty states of the United States of America, and which is reasonably acceptable to HOKU, or (B) a bank located in China whose obligations and responsibilities are guaranteed by a bank that is domiciled in and organized under the laws of one of the fifty states of the United States of America, and which is reasonably acceptable to HOKU, or (C) any other bank that is acceptable to HOKU in its sole discretion, or (D) any successor escrow agent appointed pursuant to the Escrow Agreement.

1.5. “Escrow Agreement” has the meaning set forth in Section 5.4.1 below.

1.6. “First Shipment Date” shall mean the first day of the calendar month in which HOKU commences deliveries to SOLARFUN of Products pursuant to this Agreement.

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1.7. “Facility” shall mean any facility used by HOKU for the production of the Product.

1.8. “Minimum Annual Quantity of Product” means [*] metric tons ([*] kilograms) of Product during the first Year and [*] metric tons ([*] kilograms) during each of the second through eighth Year, inclusive.

1.9. “Product” shall mean the raw polysilicon in chunk form manufactured by HOKU and sold to SOLARFUN pursuant to this Agreement.

1.10. “Product Specifications” shall mean the quality and other specifications set forth on Appendix 2 to this Agreement.

1.11. “Term” shall mean the period during which this Agreement is in effect, as more specifically set forth in Section 9 of this Agreement.

1.12. “Total Deposit” shall mean all deposits or prepayments made by SOLARFUN to HOKU hereunder including without limitation the Initial Deposit and the Main Deposit.

1.13. “Year” shall mean each of the eight (8) twelve-month periods commencing on the First Shipment Date.

2. Ordering. Starting on the First Shipment Date and each Year during the term of this Agreement thereafter, SOLARFUN agrees to purchase from HOKU, and HOKU agrees to sell to SOLARFUN, the Minimum Annual Quantity of Product at the prices set forth on Appendix 1 to this Agreement (the “Pricing Schedule”). This Agreement constitutes a firm order from SOLARFUN for [*] metric tons of Product that cannot be cancelled during the term of this Agreement, except as set forth in Section 9 below.

3. Supply Obligations.

3.1. HOKU shall deliver each Year pursuant to this Agreement starting on the First Shipment Date at least the Minimum Annual Quantity of Product in approximately equal monthly shipments pursuant to Section 4.1 below; provided however, that if HOKU fails to deliver a monthly shipment, then HOKU may deliver any deficiency within [*] days without breaching this section or incurring any purchase price adjustment (pursuant to Section 3.3 below). At any time during the term of this Agreement, HOKU may ship to SOLARFUN up to the full cumulative balance of Minimum Annual Quantity of Product to be shipped through the end of this Contract (an “Excess Shipment”) with SOLARFUN’s written consent. This shipment will be credited against each subsequent Minimum Annual Quantity of Product. For example, if the Minimum Annual Quantity of Product for a given Year is [*] metric tons, and if HOKU delivers [*] metric tons in January, then the next shipment of [*] metric tons is not required until the following Year.

3.2. HOKU intends to manufacture the Products at its Facility; however, notwithstanding anything to the contrary herein, HOKU may deliver to SOLARFUN Products that are manufactured by a third party other than HOKU, where HOKU is acting only as a reseller or distributor of such Products; and provided that the Products meet the Product Specifications and price set forth in this Agreement.

3.3. Except in the case of a force majeure pursuant to Section 12 below, if at any time after [*], HOKU does not supply any Products pursuant to Section 3.1 or 3.2 within [*] days of the scheduled delivery date, HOKU will provide SOLARFUN with a purchase price adjustment. Such purchase price adjustment shall be [*] percent ([*]%) of the value of the respective delayed Products for each week or part thereof that the Product shipment (or part thereof) is delayed beyond the [*] day grace period. Any purchase price adjustment as a result of this Section 3.3 will be paid by HOKU at the end of the term of the applicable calendar quarter. In lieu of making a cash payment to SOLARFUN pursuant to this Section 3.3, HOKU may, at its option, pay for such purchase price adjustment in the form of a credit issued for future shipments of Products. Notwithstanding anything to the contrary, the maximum amount of such purchase price adjustment shall not exceed [*] percent ([*]%) of the value of the respective delayed Products. Monthly shipments which are delayed beyond one hundred fifty (150) days shall be deemed to constitute a material breach of this Agreement pursuant to Section 9.2.1 below.

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3.4. If HOKU delivers any Products to SOLARFUN prior to [*], then SOLARFUN shall pay HOKU a premium equal to [*]% of the applicable purchase price for the Products shipped.

4. Shipping & Delivery.

4.1. Except as provided in Section 3.2 above, shipments shall be made from the Facility on a monthly basis in accordance with a shipment schedule that will be provided by HOKU each Year under this Agreement (the “Shipment Schedule”) no later than sixty (60) days prior to the applicable year. The Shipment Schedule shall provide for approximately equal monthly shipments that add up to the Minimum Annual Quantity of Products.

4.2. HOKU agrees that it will not enter into any additional supply contract with, or make any supply commitment to, any third party (not including the long term supply contracts that have been signed prior to the Effective Date (the “Pre-existing Commitments”)) if the aggregate of HOKU’s delivery obligations under all of its supply contracts (including those with SOLARFUN and its Pre-existing Commitments) and such additional supply contract/commitment during any month would exceed the rated monthly production capacity of all polysilicon reactors at all HOKU Facilities, as certified by the manufacturer thereof. Subject to the foregoing, this Section 4.2 shall not preclude HOKU from (A) entering into supply contracts for additional capacity from Facility expansion, including pre-sales of potential Facility expansions, or from increased productivity of the Reactors, or (B) selling on the spot market or entering into long-term contracts for the sale of polysilicon that does not meet the Product Specifications at any time during the term of this Agreement, provided that HOKU uses commercially reasonable efforts to meet the Product Specifications with respect to such polysilicon and that HOKU does not manufacture polysilicon for the purpose of making such spot market sales or fulfilling such long term contracts.

4.3. HOKU will use commercially reasonable efforts to make its first shipment of Products to SOLARFUN on or before July 1, 2009.

5. Payments & Advances.

5.1. Immediately upon signing this Agreement, SOLARFUN shall provide HOKU with a deposit of One Million U.S. Dollars (US$1,000,000) via wire transfer of immediately available funds (the “First Deposit”) as advance payment for Products to be delivered under this Agreement.

5.2. On or before December 28, 2007, SOLARFUN shall provide HOKU a second cash deposit of Nine Million U.S. Dollars (US$9,000,000.00) (the “Second Deposit, and together with the First Deposit, the “Initial Deposit”) as advance payment for Products to be delivered under this Agreement.

5.3. SOLARFUN shall pay in cash to HOKU the additional sum of Forty-Five Million U.S. Dollars (USD $45,000,000.00) (the “Main Deposit”) as an advance payment for Products to be delivered under this Agreement in accordance with the payment schedule set forth below.

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5.3.1. Forty-Four and one-half percent (44.5%) of the Main Deposit (USD $20,000,000.00) (the “Third Deposit”) shall be paid to HOKU on September 30, 2008 (the “Third Deposit Date”).

5.3.2. Forty-Four and one-half percent (44.5%) of the Main Deposit (USD $20,000,000) (the “Fourth Deposit”) shall be paid to HOKU on March 31, 2009 (the “Fourth Deposit Date”).

5.3.3. Eleven percent (11%) of the Main Deposit (USD $5,000,000.00) (the “Fifth Deposit”) shall be paid to HOKU on March 31, 2010 (the “Fifth Deposit Date”).

5.4. Escrow Agreement; Letter of Credit.

5.4.1. On or before January 10, 2008, either (A) SOLARFUN shall provide to HOKU an irrevocable stand-by letter of credit in substantially the form of Appendix 3 attached hereto (the “Letter of Credit”) in the amount of the Main Deposit, or (B) SOLARFUN, HOKU and the Escrow Agent shall sign an escrow agreement in substantially the form of Appendix 4 (the “Escrow Agreement”), and SOLARFUN shall deposit into the Escrow Account the amount of the Main Deposit.

5.4.1(a) If the Letter of Credit is provided pursuant to Section 5.4.1(A) above, then such Letter of Credit shall be issued to HOKU by a bank domiciled in and organized under the laws of one of the fifty states of the United States of America, and which is reasonably acceptable to HOKU (the “Issuing Bank”). The Letter of Credit shall be issued in US Dollars for the full amount of the Main Deposit, and shall be freely assignable by HOKU in connection with any assignment of this Agreement by HOKU pursuant to Section 13.3 below. Payment to HOKU of the Third Deposit, Fourth Deposit and Fifth Deposit shall be made by the Issuing Bank upon its receipt of written notice that SOLARFUN has failed to make such payment on the Third Deposit Date, the Fourth Deposit Date or the Fifth Deposit Date, as applicable. The Letter of Credit shall expire on the later of the date when (A) the Main Deposit has been paid in full to HOKU by SOLARFUN, or (B) the Main Deposit has been paid in full to HOKU by the Issuing Bank.

5.4.1(b) If the Escrow Agreement is entered into pursuant to Section 5.4.1(B) above, then the Main Deposit may be deposited into the Escrow Account in US Dollars or Chinese RMB; provided, however, that all payments to HOKU pursuant to this Agreement shall be in US Dollars. Payment of the Third Deposit, Fourth Deposit and Fifth Deposit shall automatically be made to HOKU from the Escrow Account pursuant to the Escrow Agreement on the Third Deposit Date, Fourth Deposit Date and Fifth Deposit Date, as applicable. Notwithstanding anything to the contrary, all payments from the Escrow Account to HOKU shall be made in US Dollars, unless HOKU and SOLARFUN otherwise agree in writing. In the event that the amount of any payment from the Escrow Account to HOKU in US Dollars is less than the Third Deposit, Fourth Deposit, or Fifth Deposit, as applicable, due to currency exchange rates from Chinese RMB to US Dollars, then SOLARFUN shall be obligated to immediately pay HOKU in US Dollars the difference between the actual payment from the Escrow Account and the Third Deposit, Fourth Deposit or Fifth Deposit, as applicable. The final form of the Escrow Agreement may be different from the form attached as Appendix 4, acceptance of which by the Parties shall be evidenced by HOKU and SOLARFUN’s execution thereof.

5.5. HOKU shall invoice SOLARFUN at or after the time of each shipment of Products to SOLARFUN. Taxes, customs and duties, if any, will be identified as separate items on HOKU invoices. All invoices shall be sent to SOLARFUN’s address as provided herein. Payment terms for all invoiced amounts shall be [*] days from date of shipment. All payments shall be made in U.S. Dollars. Unless HOKU is entitled to retain the Total Deposit as liquidated damages pursuant to Section 11 below, shipments to SOLARFUN shall be credited against the Total Deposit beginning in the second Year, as set forth in Appendix 1 (Pricing Schedule).

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5.6. The prices for the Products do not include any excise, sales, use, import, export or other similar taxes, such taxes will not include income taxes or similar taxes, which taxes will be invoiced to and paid by SOLARFUN, provided that SOLARFUN is legally or contractually obliged to pay such taxes. SOLARFUN shall be responsible for all transportation charges, duties or charges for shipping and handling; thus, the price for the Products shall not include any such charges.

5.7. Late payments and outstanding balances shall accrue interest at the lesser of [*]% per annum or the maximum allowed by law.

6. Security Interest.

6.1. Subject to receipt of the Initial Deposit and or payment of any portion of the Main Deposit HOKU hereby grants to SOLARFUN a security interest to secure the repayment by HOKU to SOLARFUN of the Total Deposit following any of the events set forth in Section 9.6 below, which shall be subordinated in accordance with Section 6.2 below, in all of the tangible and intangible assets related to HOKU’s polysilicon business (the “Collateral”).

6.2. SOLARFUN acknowledges and agrees that the security interests and liens in the Collateral will not be first priority security interests, will be expressly subordinated to HOKU’s third-party lenders (the “Senior Lenders”) that provide debt financing for the construction of any HOKU Facility, and may be subordinated as a matter of law to other security interests, and to security interests that are created and perfected prior to the security interest granted to SOLARFUN hereby. SOLARFUN shall enter into subordination agreements with the Senior Lenders on terms and conditions reasonably acceptable to the Senior Lenders.

6.3. In addition, SOLARFUN shall enter into collateral, intercreditor and other agreements (the “Collateral Agreements”) with HOKU’s Senior Lenders, and with SANYO Electric Co., Ltd., Suntech Power Holding Co., Ltd., Global Expertise Wafer Division, Ltd., and HOKU’s other customers who provide prepayments for Products (collectively, “HOKU’s Other Customers”), as may be reasonably necessary to ensure that the security interest granted hereby is pari passu with the security interests that may be granted to HOKU’s Other Customers. SOLARFUN may not unreasonably refuse to sign any such Collateral Agreement, provided that such Collateral Agreement grants SOLARFUN a pari passu priority with respect to HOKU’s Other Customers, and is expressly subordinated to the Senior Lenders.

6.4. The security interest granted hereby shall continue so long as HOKU continues to maintain any amount of the Total Deposit, and only to the extent of such remaining amount of the Total Deposit being held by HOKU, which has not been credited against the shipment of Products pursuant to this Agreement, or otherwise repaid to SOLARFUN. Notwithstanding anything to the contrary contained in this Agreement, the Collateral consisting of real property shall secure only the obligations of HOKU to refund any portion of the Total Deposit to SOLARFUN in accordance with the terms of this Agreement.

6.5. HOKU and SOLARFUN each agree to act in good faith to execute and deliver any additional document or documents that may be required in furtherance of the foregoing provisions of this Section 6, including the Collateral Agreements. Neither HOKU nor SOLARFUN may unreasonably refuse to sign any such document.

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7. Product Quality Guarantee.

7.1. HOKU warrants to SOLARFUN that the Products shall meet the Product Specifications. For each shipment, this warranty shall survive for [*] days after the applicable shipment date (the “Warranty Period”). Upon release of the Products to a common carrier or freight forwarder, FOB origin, HOKU warrants that the Products shall be free of all liens, mortgages, encumbrances, security interests or other claims or rights. HOKU will, upon prompt notification and compliance with HOKU’s instructions, refund or replace, at SOLARFUN’s sole option, any Product which does not meet the Product Specifications, and SOLARFUN shall comply with the inspection and return goods policy described in Section 8 below with respect to such Products. No employee, agent or representative of HOKU has the authority to bind HOKU to any oral representation or warranty concerning the Products. Any oral representation or warranty made prior to the purchase of any Product and not set forth in writing and signed by a duly authorized officer of HOKU shall not be enforceable by SOLARFUN. HOKU makes no warranty and shall have no obligation with respect to damage caused by or resulting from accident, misuse, neglect or unauthorized alterations to the Products.

7.2. HOKU EXPRESSLY DISCLAIMS ALL OTHER WARRANTIES, WHETHER EXPRESS, IMPLIED OR STATUTORY, INCLUDING THE WARRANTIES OF MERCHANTABILITY, AND FITNESS FOR A PARTICULAR PURPOSE. HOKU’s sole responsibility and SOLARFUN’s exclusive remedy for any claim arising out of the purchase of any Product is a refund or replacement, as described above. In no event shall HOKU’s liability exceed the purchase price paid therefore; nor shall HOKU be liable for any claims, losses or damages of any individual or entity or for lost profits or any special, indirect, incidental, consequential, or exemplary damages, howsoever arising, even if HOKU has been advised of the possibility of such damages.

7.3. HOKU shall, at its own expense, indemnify and hold SOLARFUN and its Affiliates harmless from and against any expense or loss resulting from any actual or alleged infringement of any patent, trademark, trade secret, copyright, mask work or other intellectual property related to the Products, and shall defend at its own expense, including attorneys fees, any suit brought against SOLARFUN or SOLARFUN’s Affiliates alleging any such infringement. SOLARFUN agrees that: (i) SOLARFUN shall give HOKU prompt notice in writing of any such suit; (ii) if HOKU provides evidence reasonably satisfactory to SOLARFUN of HOKU’s financial ability to defend the matter vigorously and pay any reasonably foreseeable damages, SOLARFUN shall permit HOKU, through counsel of HOKU’s choice, to answer the charge of infringement and defend such suit (but SOLARFUN, or SOLARFUN’s Affiliate may be represented by counsel and participate in the defense at its own expense); and (iii) SOLARFUN shall give HOKU all needed information, assistance, and authority, at HOKU’s expense, to enable HOKU to defend such suit. In case of a final award of damages in any such suit HOKU shall pay such award, but shall not be responsible for any settlement made without its prior consent. Except as otherwise expressly set forth herein, HOKU disclaims any obligation to defend or indemnify SOLARFUN, its officers, agents, or employees, from any losses, damages, liabilities, costs or expenses which may arise out of the acts of omissions of HOKU.

8. Inspection and Return Goods Policy.

8.1. An inspection of appearance of each shipment of Product shall be made by SOLARFUN in accordance with sound business practice upon the delivery of the Product, and in no case later than [*] after delivery at SOLARFUN’s factory. SOLARFUN shall inform HOKU promptly, and in no case later than [*] after delivery of Product, in case of any obvious damages or other obvious defects to the Product which SOLARFUN discovers under the inspection of appearance.

8.2. SOLARFUN shall perform final inspection of the Product upon introducing the Product into SOLARFUN’s production process. Such inspection shall take place during the Warranty Period. If the Product does not meet the Product Specifications, SOLARFUN shall notify HOKU in writing without undue delay after the inspection and, together with the notification, submit documentary evidence of the result of the final inspection whereupon HOKU shall have the right to undertake its own inspection prior to any return of the Products pursuant to Section 8.3 below.

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8.3. Products may be returned to HOKU within the later of (a) [*] after discovery of a defect consistent with Sections 8.1 and 8.2 above; and (b) [*] after HOKU completes its inspection and confirms the defect pursuant to Section 8.2 above, for replacement or a refund including all return shipment expenses. To assure prompt handling, HOKU shall provide SOLARFUN a return goods authorization number within 48 hours of SOLARFUN’s request. Provided that HOKU communicates this number to SOLARFUN within such timeframe, SOLARFUN will reference this number on return shipping documents. Returns made without the authorization number provided by HOKU in accordance with the foregoing may be subject to HOKU’s reasonable charges due to HOKU’s additional handling costs. HOKU reserves the right to reverse any credit issued to SOLARFUN if, upon return, such Product is determined by a predetermined third party not to be defective.

9. Term and Termination.

9.1. The term of this Agreement shall begin on the Effective Date and provided that the first delivery of the Product under this Agreement shall occur in 2009 or earlier, and unless previously terminated as hereinafter set forth, shall remain in force for a period of eight Years beginning with the First Shipment Date.

9.2. Each Party may, at its discretion, upon written notice to the other Party, and in addition to its rights and remedies provided under this Agreement or any other agreement executed in connection with this Agreement and at law or in equity, terminate this Agreement in the event of any of the following:

9.2.1. Upon a material breach of the other Party of any material provision in this Agreement, and failure of the other Party to cure such material breach within sixty (60) days after written notice thereof; provided, however, that such cure period shall not modify or extend the 150-day cure period for HOKU’s delivery obligations pursuant to Section 3.3 above; and provided, further that such sixty (60) day cure period shall not apply to SOLARFUN’s failure to make any payment to HOKU pursuant to this Agreement. In the event of SOLARFUN’s failure to make payment on the 30-day payment terms set forth in Section 5.5 hereof, termination by HOKU shall require the issuance of a written notice of default containing the threat of immediate termination if payment is not made within an additional grace period of not less than ten (10) business days.

9.2.2. Upon the voluntary or involuntary initiation of bankruptcy or insolvency proceedings against the other Party; provided, that for an involuntary bankruptcy or insolvency proceeding, the Party subject to the proceeding shall have sixty (60) working days within which to dissolve the proceeding or demonstrate to the terminating Party’s satisfaction the lack of grounds for the initiation of such proceeding;

9.2.3. If the other Party (i) becomes unable, or admits in writing its inability, to pay its debts generally as they mature, (ii) becomes insolvent (as such term may be defined or interpreted under any applicable statute); or

9.2.4. In accordance with the provisions of Section 12 (Force Majeure) below.

9.2.5. Without limiting the foregoing, SOLARFUN shall have the right to terminate this Agreement if the First Shipment Date does not occur on or before December 31, 2009.

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9.3. HOKU shall have the right to terminate this Agreement if SOLARFUN fails to pay HOKU the Second Deposit on or before December 28, 2007, in which case HOKU shall be entitled to retain the First Deposit as liquidated damages.

9.4. HOKU shall have the right to terminate this Agreement if on or before January 10, 2008 SOLARFUN has failed to either (A) enter into the Escrow Agreement with HOKU and the Escrow Agent and deposit the Main Deposit into the Escrow Account pursuant to Section 5.4.1 above, or (B) deliver the Letter of Credit pursuant to Section 5.4.1 above, in which case, HOKU shall be entitled to retain the Initial Deposit as liquidated damages.

9.5. Upon the expiration or termination of this Agreement howsoever arising, the following Sections shall survive such expiration or termination: Sections 1 (Definitions); Section 7 (Product Quality Guarantee), Section 8 (Inspection and Return Goods Policy); Section 9 (Term and Termination); Section 10 (Liability); Section 11 (Liquidated Damages); and Section 13 (General Provisions).

9.6. If SOLARFUN terminates this Agreement pursuant to Section 9.2.1, 9.2.2, 9.2.3, 9.2.4, 9.2.5 or 12 then any funds remaining on the Total Deposit on such date of termination shall be returned to SOLARFUN; provided however that if SOLARFUN is in material breach of this Agreement at the time it terminates this Agreement, then HOKU shall not be required to repay any remaining amount of the Total Deposit up to the amounts of HOKU’s direct loss from such material breach (unless SOLARFUN cures such breach within the applicable cure period) or SOLARFUN’s other outstanding and unpaid obligations hereunder (including, without limitation, obligations under Section 11). “Funds remaining” on the Total Deposit are funds not applied against SOLARFUN’s purchase of Product, pursuant to Section 5.5 above, for Product actually shipped to SOLARFUN hereunder.

10. Liability.

10.1. IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES OR FOR EXEMPLARY OR PUNITIVE DAMAGES, EVEN IF SOLARFUN OR HOKU HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

10.2. NEITHER PARTY’S TOTAL LIABILITY TO THE OTHER FOR ANY KIND OF LOSS, DAMAGE OR LIABILITY ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT, UNDER ANY THEORY OF LIABILITY, SHALL EXCEED IN THE AGGREGATE THE TOTAL DEPOSIT, EXCEPT WITH RESPECT TO SOLARFUN’S CONTINUING OBLIGATION TO PURCHASE THE PRODUCTS AS SET FORTH HEREIN.

11. Liquidated Damages. THE PARTIES ACKNOWLEDGE AND AGREE THAT ANY BREACH OF THIS AGREEMENT BY SOLARFUN MAY CAUSE IRREPARABLE AND IMMEASURABLE DAMAGE TO HOKU. BECAUSE IT IS DIFFICULT TO MEASURE THESE DAMAGES, IN THE EVENT THAT THIS AGREEMENT IS TERMINATED BY HOKU PURSUANT TO SECTION 9.2.1, 9.2.2, 9.2.3, 9.2.4, or 9.4, THEN HOKU SHALL BE ENTITLED TO RETAIN AS LIQUIDATED DAMAGES, THE TOTAL DEPOSIT (OR ANY REMAINING PORTION THEREOF NOT CREDITED AGAINST PRODUCT SHIPMENTS). ANY AMOUNTS DUE FOR UNDELIVERED PRODUCT UNDER THIS AGREEMENT ARE STILL DUE, UNLESS OTHERWISE AGREED BY BOTH PARTIES IN WRITING.

12. Force Majeure. Neither Party shall be liable to the other Party for failure of or delay in performance of any obligation under this Agreement, directly, or indirectly, owing to acts of God, war, war-like condition, embargoes, riots, strike, lock-out and other events beyond its reasonable control which were not reasonably foreseeable and whose effects are not capable of being overcome without unreasonable expense and/or loss of time to the affected Party (i.e., the Party that is unable to perform). If such failure or delay occurs, the affected Party shall notify the other Party of the occurrence thereof as soon as possible, and the Parties shall discuss the best way to resolve the event of force majeure. If the conditions of Force Majeure continue to materially impede performance of any material obligation under this Agreement for a period of more than three (3) consecutive calendar months, then the non-affected Party shall be entitled to terminate this Agreement by 30 days’ prior written notice to the other Party.

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13. General Provisions.

13.1. This Agreement shall be construed under and governed by the laws of the State of California, U.S.A.

13.2. Upon notice from one Party to the other of a dispute hereunder, the Parties agree to hold a meeting within thirty (30) days of receipt of such notice with at least one (1) representative from each Party who has decision-making authority for such company. At this meeting, the Parties will attempt to resolve the dispute in good faith. If, after the meeting, the dispute has not been resolved, only then may a Party resort to litigation. Any proceeding to enforce or to resolve disputes relating to this Agreement shall be brought in California, USA. In any such proceeding, neither Party shall assert that such a court lacks jurisdiction over it or the subject matter of the proceeding.

13.3. HOKU may assign this Agreement to any of its Affiliates, and may assign its rights under this Agreement to any collateral agent as collateral security for HOKU’s secured obligations in connection with the financing a HOKU Facility, without the consent of SOLARFUN. Except as stated in the previous sentence, neither HOKU nor SOLARFUN may assign this Agreement to a third party without the prior written consent of the other Party, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, an assignment of this Agreement by either Party in connection with a merger, acquisition, or sale of all or substantially all of the assets or capital stock of such Party shall not require the consent of the other Party. If this Agreement is assigned effectively to a third party, this Agreement shall bind upon successors and assigns of the Parties hereto.

13.4. Except as provided elsewhere in this Agreement, a notice is effective only if the Party giving or making the notice has complied with this Section 13.4 and if the addressee has received the notice. A notice is deemed to have been received as follows:

(a)
If a notice is delivered in person, or sent by registered or certified mail, or nationally or internationally recognized overnight courier, upon receipt as indicated by the date on the signed receipt; or

(b)
If a notice is sent by facsimile, upon receipt by the Party giving the notice of an acknowledgment or transmission report generated by the machine from which the facsimile was sent indicating that the facsimile was sent in its entirety to the addressee’s facsimile number.

Each Party giving a notice shall address the notice to the appropriate person at the receiving Party at the address listed below or to a changed address as the Party shall have specified by prior written notice:

SOLARFUN:

SOLARFUN POWER HONG KONG LIMITED
In care of: JIANGSU LINYANG SOLARFUN CO., LTD.
No. 666 Linyang Rd.,
Qidong Jiangsu Province 226200
People’s Republic of China
Tel: +86-21-6393-8326
Fax: +86-21-6393-3099
Attn: William Sien, VP of Business Development
E-Mail: [*]

HOKU:

HOKU SCIENTIFIC, INC.
1075 Opakapaka Street
Kapolei, HI 96707
Attn: Mr. Dustin Shindo, CEO
E-mail: [*]
Facsimile: +1 (808) 682-7807

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13.5. The waiver by either Party of the remedy for the other Party’s breach of or its right under this Agreement will not constitute a waiver of the remedy for any other similar or subsequent breach or right.

13.6. If any provision of this Agreement is or becomes, at any time or for any reason, unenforceable or invalid, no other provision of this Agreement shall be affected thereby, and the remaining provisions of this Agreement shall continue with the same force and effect as if such unenforceable or invalid provisions had not been inserted in this Agreement.

13.7. No changes, modifications or alterations to this Agreement shall be valid unless reduced to writing and duly signed by respective authorized representatives of the Parties.

13.8. No employment, agency, trust, partnership or joint venture is created by, or shall be founded upon, this Agreement. Each Party further acknowledges that neither it nor any Party acting on its behalf shall have any right, power or authority, implied or express, to obligate the other Party in any way.

13.9. Neither Party shall make any announcement or press release regarding this Agreement or any terms thereof without the other Party’s prior written consent; provided, however, that the Parties will work together to issue a joint press release within two (2) days after execution of this Agreement. Notwithstanding the foregoing, either Party may publicly disclose the material terms of this Agreement pursuant to the United States Securities Act of 1933, as amended, the United States Securities Exchange Act of 1934, as amended, or other applicable law; provided, however, that the Party being required to disclose the material terms of this Agreement shall provide reasonable advance notice to the other Party, and shall use commercially reasonable efforts to obtain confidential treatment from the applicable governing entity for all pricing and technical information set forth in this Agreement.

13.10. This Agreement constitutes the entire agreement between the Parties and supersedes all prior proposal(s) and discussions, relative to the subject matter of this Agreement and neither of the Parties shall be bound by any conditions, definitions, warranties, understandings or representations with respect to such subject matter other than as expressly provided herein. No oral explanation or oral information by either Party hereto shall alter the meaning or interpretation of this Agreement.

13.11. The headings are inserted for convenience of reference and shall not affect the interpretation and or construction of this Agreement.

13.12. Words expressed in the singular include the plural and vice-versa.

CONFIDENTIAL

IN WITNESS WHEREOF, the Parties have executed this Supply Agreement as of the date first set forth above.

SOLARFUN:		HOKU:

SOLARFUN POWER HONG KONG LIMITED		HOKU SCIENTIFIC, INC.

By:	/s/ William Sien	By:	/s/ Dustin Shindo

Name:	William Sien	Name:	Dustin Shindo

Title:	VP of Business Development	Title:	Chairman & CEO
Authorized Signatory		Authorized Signatory

Date:	Nov. 15, 2007	Date:	Nov. 19, 2007

CORPORATE GUARANTY

As an inducement for HOKU to enter into this Agreement with SOLARFUN, it is hereby agreed that the undersigned does hereby guaranty to HOKU the prompt, punctual and full payment of all monies now or hereinafter due HOKU from SOLARFUN, and agrees to the following:

a)
Until termination, this guaranty is unlimited as to amount or duration and shall remain in full force and effect notwithstanding any extension, compromise, adjustment, forbearance, waiver, release or discharge of any party obligor or guarantor.

b)
The obligations of the undersigned shall be at the election of HOKU, shall be primary and not necessarily secondary, and HOKU shall not be required to exhaust its remedies as against SOLARFUN prior to enforcing its rights under this guaranty against the undersigned.

c)
The guaranty hereunder shall be unconditional and absolute and the undersigned waives all rights of subrogation and set-off until all sums under this guaranty are fully paid. The undersigned further waives all suretyship defenses or defenses in the nature thereof, generally.

d)	The guaranty shall be valid and continuing during the term of this Agreement.

e)	The undersigned warrants and represents it has full authority to enter into this guaranty.

f)	This guaranty shall be binding upon and inure to the benefit of the parties, their successors, assigns and personal representatives.

g)	This guaranty shall be construed and enforced under the laws of the State of California, USA.

JIANGSU LINYANG SOLARFUN CO., LTD.

By:	/s/ William Sien	Date:	Nov. 15, 2007

Name:	William Sien

Title:	VP of Business Development
Authorized Signatory

CONFIDENTIAL

Appendix 1
Pricing Schedule

[*]

If there is uncertainty in price between the delivery period and the total quantity for that period based on the table above, the price assigned to the quantity shall prevail. For example, the first [*] MT shall be invoiced at $[*].

CONFIDENTIAL

Appendix 2
Product Specifications

[*]

The size distribution of the Products shipped shall be as follows:

[*]

Product Specifications shall be tested in accordance with the following procedures: graphite furnace atomic absorption spectroscopy, inductively coupled plasma-mass spectroscopy and Fourier transform infrared absorption spectroscopy.

CONFIDENTIAL

APPENDIX 3
Form of Letter of Credit

[This Letter of Credit may be replaced by a Letter of Credit that is mutually acceptable to HOKU and the Issuing Bank.]

IRREVOCABLE Standby Letter of Credit

STANDBY L/C FOR PAYMENT
TO: HOKU SCIENTIFIC, INC., a Delaware corporation (“Beneficiary”)
1075 Opakapaka Street
Kapolei, Hawaii 96707 USA
Attn: Mr. Dustin Shindo, CEO
E-mail: [*]

DEAR SIRS,

We refer to that certain Supply Agreement dated as of November __, 2007, (hereinafter referred to as the “Hoku Supply Agreement”) signed between you and SOLARFUN POWER HONG KONG LIMITED, located at No. 666 Linyang Rd., Qidong Jiangsu Province 226200, People’s Republic of China (hereinafter referred to as “Solarfun”).

Subject to the terms and conditions set forth herein, we, [Bank Name] (“we” or “XXXX”), hereby unconditionally and irrevocably issue this Irrevocable Standby Letter of Credit no.ø ÷ (the “Standby Letter of Credit”) in your favor for the account of Solarfun in the amount of USD45000000.00 (Forty-Five Million U.S. Dollars) (hereinafter referred to as the “Total L/C Amount”).

Capitalized terms used herein without definition shall have the respective meanings set forth in Annex A.

We hereby agree as follows:

(a) The Beneficiary may draw under this Standby Letter of Credit at any time on or prior to the then applicable Expiry Date (as such term is hereinafter defined) by presenting XXXX with an appropriately completed 1st Demand, 2nd Demand or 3rd Demand (each hereinafter referred to as a “Demand”) in the applicable form attached hereto.

(b) XXXX will not be obliged to make payment under this Standby Letter of Credit if, after giving effect to any such payment, the aggregate of all payments made by it under this Standby Letter of Credit would exceed the Total L/C Amount.

Documents required:

(a) Each of the 1st Demand, the 2nd Demand and the 3rd Demand shall be made by letter in substantially the form attached hereto as Annex B, Annex C and Annex D, respectively, and must be received by XXXX, by delivery in person or by facsimile transmission, at its address and by the particular department or officer (if any) as follows, provided that the original of any such Demand shall be sent to XXXX by overnight courier for receipt by XXXX within two Business Days of the date of any such facsimile transmission:

[Insert XXXX address/information]

CONFIDENTIAL

All payments under this Standby Letter of Credit shall be made in United States Dollars, for value, in immediately available funds by wire transfer to such account as may be designated by the Beneficiary in the applicable Demand. If a Demand is presented in compliance with the terms of this Standby Letter of Credit to XXXX by 12:00 p.m. New York City time on any Business Day, payment will be made on the same Business Day and if such Demand is so presented to XXXX after 12:00 p.m. New York City time on any Business Day, payment will be made by 12:00 p.m. New York City time on the following Business Day.

This Standby Letter of Credit is effective as of the date hereof and shall remain in effect until the first anniversary of the date hereof; provided that this Standby Letter of Credit shall be automatically extended without amendment for successive one-year periods from the present or any future scheduled expiration date hereof, until the earlier of (A) the date when XXXX is notified in writing by the Beneficiary that Solarfun is no longer obligated to pay the Main Deposit pursuant to the Hoku Supply Agreement, or (B) the date when XXXX has paid the Total L/C Amount to the Beneficiary (the present or any future expiration date as aforesaid is referred to herein as the “Expiry Date”).

This Standby Letter of Credit will be maintained in the Total L/C Amount until the Expiry Date; provided, however, that the Total L/C Amount may be reduced by the amount paid to Beneficiary after any drawing hereunder by the Beneficiary. Partial drawings under this Letter of Credit are permitted.

All banking charges of this Standby Letter of Credit, including any transfer fees, advising bank charges and negotiating bank charges, are for the account of Solarfun.

Except as expressly stated herein, this undertaking is not subjected to any contract, agreement, condition or qualification. The obligation and liabilities of us under this Standby Letter of Credit shall be independent.

This Standby Letter of Credit sets forth the full terms of our undertaking and such undertaking shall not in any way be modified, amended or amplified by reference to any document or instrument referred to herein or to which this Standby Letter of Credit relates and shall not be deemed to incorporate by reference any such document or instrument.

This Standby Letter of Credit is governed by the laws of the State of New York. The courts of the State of New York in the County of New York or of the United States of America in the Southern District of New York shall have exclusive jurisdiction to settle any dispute arising out of or in connection with this Standby Letter of Credit.

This Standby Letter of Credit may be transferred upon presentation to us of a signed transfer certificate in the form of Annex E hereto accompanied by this Standby Letter of Credit, in which you irrevocably transfer to the relevant transferee all of your rights hereunder, whereupon we agree to either issue a substitute letter of credit to such transferee or endorse such transfer on the reverse of this Standby Letter of Credit. This Standby Letter of Credit may not otherwise be transferred without our consent.

Any Demand should reach our counter at least two Business Days before the Expiry Date. This Standby Letter of Credit shall automatically become null and void upon the Expiry Date, whether it is returned to us or not; provided, however, that in the event of an act of God, riot, civil commotion, insurrection, war or any other cause beyond XXXX’s control that interrupts XXXX’s business and causes the place for presentation of this Standby Letter of Credit to be closed for business on the last day for presentation, the Expiry Date will be automatically extended without amendment to a date fifteen calendar days after the place for presentation reopens for business.

CONFIDENTIAL

In the event that a Demand fails to comply with the terms of this Standby Letter of Credit, we shall provide the Beneficiary prompt notice of the same stating the reasons therefor and shall upon your instructions hold any non-conforming Demand and other documents at your disposal or return the non-conforming Demand and other documents to the Beneficiary at the address set forth above by delivery in person or facsimile transmission (with originals thereof sent by overnight courier for receipt within two Business Days). Upon being notified that the Demand was not effected in compliance with this Standby Letter of Credit, the Beneficiary may attempt to correct such non-complying Demand in accordance with this Standby Letter of Credit.

All notices to the Beneficiary shall be delivered to its representatives at the address set forth above (or to any other representative(s)/address(es) which may be designated by written notice from the Beneficiary delivered to us from time to time prior to termination hereof).

Except so far as otherwise expressly stated, this Standby Letter of Credit is subject to the Uniform Rules and Customs for Documentary Letters of Credit (Publication of the International Chamber of Commerce #500, 1993 revision) or as most recently published by the International Chamber of Commerce.

CONFIDENTIAL

Annex A
Definitions

“Business Day” means a day (other than a Saturday or Sunday) on which banks are open for general business in the United States.

“1st Demand” means a demand for payment in an amount not to exceed $20,000,000 (Twenty Million US Dollars) in the form of Annex B to this Standby Letter of Credit.

“2nd Demand” means a demand for payment in an amount not to exceed $20,000,000 (Twenty Million US Dollars) in the form of Annex C to this Standby Letter of Credit.

“3rd Demand” means a demand for payment in an amount not to exceed $5,000,000 (Five Million US Dollars) in the form of Annex D to this Standby Letter of Credit.

“HOKU” means Hoku Scientific, Inc., a Delaware corporation.

“HOKU Supply Agreement” is the Supply Agreement which has been entered into by HOKU and SOLARFUN on ___________, 2007 and is the underlying agreement of this Stand-by Letter of Credit.

“Main Deposit” has the meaning set forth in the Hoku Supply Agreement.

“Subsequent Transferee” means a purchaser, successor, assignee and/or designee of Hoku's rights, title and interest in, to and under this Standby Letter of Credit.

“Total L/C Amount” means Forty-five Million U.S. Dollars ($45,000,000).

CONFIDENTIAL

ANNEX B

1st Demand

To: [ISSUING BANK]

[Date]

Standby Letter of Credit No. [__________] (the “Standby Letter of Credit”)

1st Demand

Dear Sirs,

We refer to the Standby Letter of Credit. Terms defined in the Standby Letter of Credit have the same meaning when used in this Demand.

1. We certify that the sum of Twenty Million U.S. Dollars ($20,000,000) is due under the Hoku Supply Agreement and Solarfun has breached its payment obligations and failed to pay the Third Deposit on the Third Deposit Date pursuant to Section 5.3.1 of the Hoku Supply Agreement. We therefore demand payment of the above sum.

2. Payment should be made to the following account:

Name:
Account Number:
Bank:

3. The date of this Demand is not earlier than September 30, 2008, or later than the Expiry Date.

Yours faithfully

(Authorized Signatory)
For
[BENEFICIARY]

CONFIDENTIAL

ANNEX C

2nd Demand

To: [ISSUING BANK]

[Date]

Standby Letter of Credit No. [__________] (the “Standby Letter of Credit”)

2nd Demand

Dear Sirs,

We refer to the Standby Letter of Credit. Terms defined in the Standby Letter of Credit have the same meaning when used in this Demand.

1. We certify that the sum of Twenty Million U.S. Dollars ($20,000,000) is due under the Hoku Supply Agreement and Solarfun has breached its payment obligations and failed to pay the Fourth Deposit on the Fourth Deposit Date pursuant to Section 5.3.2 of the Hoku Supply Agreement. We therefore demand payment of the above sum.

2. Payment should be made to the following account:

Name:
Account Number:
Bank:

3. The date of this Demand is not earlier than March 31, 2009, or later than the Expiry Date.

Yours faithfully

(Authorized Signatory)
For
[BENEFICIARY]

CONFIDENTIAL

ANNEX D

3rd Demand

To: [ISSUING BANK]

[Date]

Standby Letter of Credit No. [__________] (the “Standby Letter of Credit”)

3rd Demand

Dear Sirs,

We refer to the Standby Letter of Credit. Terms defined in the Standby Letter of Credit have the same meaning when used in this Demand.

1. We certify that the sum of Five Million U.S. Dollars ($5,000,000) is due under the Hoku Supply Agreement and Solarfun has breached its payment obligations and failed to pay the Fifth Deposit on the Fifth Deposit Date pursuant to Section 5.3.3 of the Hoku Supply Agreement. We therefore demand payment of the above sum.

2. Payment should be made to the following account:

Name:
Account Number:
Bank:

3. The date of this Demand is not earlier than March 31, 2010, or later than the Expiry Date.

Yours faithfully

(Authorized Signatory)
For
[BENEFICIARY]

CONFIDENTIAL

ANNEX E

Transfer of Letter of Credit

[Date]

Delivered under [insert Bank name],
Irrevocable Standby Letter of Credit No. [_____],
dated [__________].

[_______________]
[_______________]
[_______________]
Attention: [_______________]

Ladies and Gentlemen:

Reference is made to [insert Bank name], Irrevocable Standby Letter of Credit No. [_____] dated [_______](the “Letter of Credit”), issued by you in favor of us. Any capitalized terms used, but not defined, herein shall have its respective meaning as set forth in the Letter of Credit.

For value received, the undersigned, as Beneficiary under the Letter of Credit, hereby irrevocably assigns and transfers to [__________] (the “Transferee”) all rights of the undersigned to draw under the Letter of Credit in their entirety.

By this transfer, all rights of the undersigned, as Beneficiary under the Letter of Credit, are transferred to the Transferee, and the Transferee shall have the sole rights with respect to the Letter of Credit relating to any amendments thereof and any notices thereunder. All amendments to the Letter of Credit are to be consented to by the Transferee without necessity of any consent of or notice to the undersigned.

Simultaneously with the delivery of this notice to you, copies of this notice are being transmitted to the Transferee.

The Letter of Credit is returned herewith, and we ask you to either issue a substitute letter of credit for the benefit of the Transferee or endorse the transfer on the reverse thereof, and forward it directly to the Transferee with your customary notice of transfer.

Yours faithfully

(Authorized Signatory)

For
[BENEFICIARY]

ACKNOWLEDGED:
(Authorized Signatory)

For
[SUCCESSOR BENEFICIARY]

CONFIDENTIAL

APPENDIX 4
Form of Escrow Agreement

[This Escrow Agreement may be replaced by an Escrow Agreement that is mutually acceptable to HOKU and SOLARFUN, acceptance of which shall be evidenced by their execution thereof.]

This ESCROW AGREEMENT (this “Agreement”) is entered into as of _______________, 2007 (the “Effective Date”), by and among HOKU SCIENTIFIC, INC., a Delaware corporation (hereinafter “HOKU”), SOLARFUN POWER HONG KONG LIMITED, a company registered in Hong Kong (hereinafter “SOLARFUN”), and [_____________________], as Escrow Agent (the “Escrow Agent”), (collectively, the “Parties”).

BACKGROUND

On _______________, 2007, the Parties hereto entered into a Supply Agreement (“Supply Agreement”), pursuant to which HOKU has agreed to sell Product (as defined in the Supply Agreement) to SOLARFUN over a fixed period of time. Pursuant to the terms of the Supply Agreement, SOLARFUN is obligated to make advance deposits to HOKU.

The execution and delivery of this Agreement by the Parties is required as a condition to HOKU’s completing the transactions contemplated by the Supply Agreement. Each term utilized but not otherwise defined herein shall have the meaning given to such term in the Supply Agreement.

Escrow Agent is not a party to the Supply Agreement. Therefore, Escrow Agent has no duties or obligations under said Supply Agreement.

TERMS

NOW, THEREFORE, in consideration of the mutual covenants contained herein and intending to be legally bound, the parties hereto agree as follows:

1. Escrow Account.

1.1. Escrow Funds.

1.1.1. The Escrow Funds, initially in an amount equal to Forty-Five Million U.S. Dollars (US$45,000,000) (the “Escrow Funds”), shall be deposited on the date hereof with, and shall be held from and after the date hereof by, the Escrow Agent in a separate account located in the United States (the “Escrow Account”) for the benefit of HOKU and SOLARFUN, as provided in this Agreement. The Escrow Agent shall not make any payment or distribution from the Escrow Account except as, and in the manner, expressly provided in this Agreement; provided, however, that the Escrow Funds shall remain the property of SOLARFUN until such time as such funds are required under the terms of this Agreement to be delivered to HOKU, at which time the portion of such Escrow Funds required to be delivered to HOKU shall become the property of HOKU.

1.1.2. Concurrently with the execution of this Agreement, SOLARFUN has delivered the Escrow Funds to the Escrow Agent pursuant to Section 5.3.1 of the Supply Agreement.

1.1.3. The Escrow Agent shall maintain the Escrow Account reflecting (i) the amount of the Escrow Funds deposited with Escrow Agent as of the date of this Agreement, plus (ii) all amounts earned or realized on any cash or Permitted Investments (as defined below), minus (iii) all amounts distributed pursuant to Section 1.3 of this Agreement.

CONFIDENTIAL

1.1.4. Except as expressly provided in Section 1.1.1 or elsewhere herein, none of the Parties shall have any right, title or interest in or possession of the Escrow Funds. Therefore, (i) none of the Parties shall have the ability to pledge, convey, hypothecate or grant a security interest in any portion of the Escrow Funds unless and until such funds have been disbursed to such party in accordance with this Agreement and (ii) until disbursed pursuant to this Agreement, the Escrow Agent shall be in sole possession of the Escrow Funds and agrees not to acknowledge requests that it act as, and nothing contained in this Agreement shall be deemed to constitute the Escrow Agent as, custodian for any party for purposes of perfecting a security interest therein. Accordingly, the Parties agree that no person or entity shall have any right to have or to hold any of the Escrow Funds as collateral for any obligation and shall not be able to obtain a security interest in any assets (tangible or intangible) contained in or relating to the Escrow Account.

1.2. Investments.

1.2.1. Any cash held in the Escrow Account shall, pending disbursement, be invested in Permitted Investments. For purposes of this Agreement, “Permitted Investments” shall mean (i) U.S. Treasuries in accordance with written instructions of HOKU and SOLARFUN; (ii) U.S. Federal Agencies in accordance with written instructions of HOKU and SOLARFUN; and (iii) Money Market Funds in accordance with written instructions of HOKU and SOLARFUN (a “Joint Direction”).

1.2.2. The Escrow Agent may purchase or sell to itself or any affiliate, as principal or agent. Such investment, if registerable, shall be registered in the name of the Escrow Agent for the benefit of the Parties and held by the Escrow Agent. The Escrow Agent shall be entitled to sell or redeem any such investments as necessary to make any payments or distributions required under this Agreement. The Escrow Agent may act as purchaser or agent in the making or disposing of any investments. The Escrow Agent shall have no responsibility or liability for any diminution of the Funds held in the Escrow Account which may result from any investment made pursuant to this Agreement, including any losses on any investment required to be liquidated prior to maturity in order to make a payment or distribution required hereunder.

1.2.3. Such investments will be made as soon as possible following the availability of such funds to the Escrow Agent for investment, taking into consideration the regulations and requirements (including cut-off times) of the Federal Reserve wire system, the investment provider and the Escrow Agent, and compliance with standard operating procedures of such parties.

1.2.4. Investments designation may be changed through written instructions jointly by HOKU and SOLARFUN to the Escrow Agent, substantially in the form of a letter specifying other Permitted Investments meeting the requirements of the Agreement. Such change in the designation will become effective upon receipt by the Escrow Agent.

1.2.5. As and when any cash is needed for a payment under this Agreement, the Escrow Agent shall cause a sufficient amount of the Permitted Investments to be converted into cash. Escrow Agent shall convert such Permitted Investments as specified by HOKU and SOLARFUN or, if HOKU and SOLARFUN shall fail to so specify within five Business Days of a request therefore, as determined by Escrow Agent in its sole discretion.

1.2.6. Any and all interest, dividends and other income (including capital gains) (“Income”) earned on the Escrow Funds shall not be included as part of the Escrow Funds and shall remain as the sole property of SOLARFUN. The Escrow Agent shall distribute to SOLARFUN such income or gains quarterly during the term of this Agreement. Any losses from the Permitted Investments shall first be offset from Income and then deducted from the Escrow Funds. All Parties hereto shall file all tax returns consistent with such treatment. Escrow Agent shall not be responsible for any tax reporting hereunder.

CONFIDENTIAL

1.3. Claim Procedure.

1.3.1. Forty-Four and one-half percent (44.5%) of the Escrow Funds (USD $20,000,000.00) shall be paid to HOKU from the Escrow Account on September 30, 2008.

1.3.2. Forty-Four and one-half percent (44.5%) of the Escrow Funds (USD $20,000,000) shall be paid to HOKU from the Escrow Account on March 31, 2009.

1.3.3. Eleven percent (11%) of the Escrow Funds (USD $5,000,000.00) shall be paid to HOKU from the Escrow Account on March 31, 2010.

1.3.4. Distributions of the Escrow Funds shall be made in cash to the extent available in the Escrow Account, including cash derived from the liquidation of Permitted Investments in accordance with Section 1.2 hereof.

1.3.5. Joint Direction. Notwithstanding any other provision of this Agreement, the Escrow Agent shall promptly deliver all or any part of the Escrow Funds in accordance with the terms of a Joint Direction, unless a final order of a court of competent jurisdiction prohibits the Escrow Agent from complying with the terms thereof. Any amount distributed pursuant to this Section 1.3.4 shall be deducted from the Escrow Account.

1.3.6. Release to SOLARFUN. The Escrow Agent shall release the entire amount of the Escrow Funds then being held by the Escrow Agent to SOLARFUN within fifteen (15) Business Days after SOLARFUN’s delivery to the Escrow Agent of the written confirmation of each of HOKU and SOLARFUN that the Escrow Funds are to be released to SOLARFUN pursuant to Section 8.6 of the Supply Agreement. In the event that HOKU fails to provide written confirmation of the release of the Escrow Funds to SOLARFUN pursuant to Section 8.6 of the Supply Agreement, then SOLARFUN may elect (by providing written notice to the Escrow Agent and HOKU) to resolve the controversy pursuant to the dispute resolution provisions of Section 12.2 of the Supply Agreement. If such a dispute resolution results in a finding that Section 8.6 requires the Escrow Funds to be released to SOLARFUN, then the Escrow Agent shall immediately deliver to SOLARFUN such Escrow Funds.

1.4. Distributions and Termination of Escrow.

1.4.1. This Agreement shall terminate on the earlier to occur of (i) the disbursement to HOKU or SOLARFUN of all Escrow Funds pursuant to Section 1.3 above; or (ii) upon receipt of a Joint Direction ordering such distribution. The date when this Agreement terminates shall be the “Termination Date”.

1.4.2. On the Termination Date, this Agreement shall terminate and the Escrow Agent shall distribute to SOLARFUN the then remaining balance of the Escrow Account.

2. The Escrow Agent.

2.1. Acceptance of Appointment as Escrow Agent. The Escrow Agent, by signing this Agreement, accepts the appointment as Escrow Agent and agrees to hold and distribute all Escrow Funds in accordance with the terms of this Agreement.

CONFIDENTIAL

2.2. Liability of Agent. The Escrow Agent shall be obligated to perform only the duties described in this Agreement. The Escrow Agent may rely on any instrument or signature believed by it to be genuine and to have been signed or presented by the proper party or parties duly authorized to do so. The Escrow Agent shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized, nor for any action taken or omitted by it in accordance with advice of counsel, and shall not be liable for any mistake of fact or error of judgment or for any acts or omissions of any kind unless caused by its willful misconduct or gross negligence. Each party (other than the Escrow Agent) agrees jointly and severally, to indemnify the Escrow Agent and to hold it harmless against any and all liabilities, including reasonable attorneys’ fees, incurred by it as a consequence of that party’s action, and the parties (other than the Escrow Agent) agree jointly and severally to indemnify the Escrow Agent and to hold it harmless against any and all liabilities, including reasonable attorneys’ fees, incurred by it which are not a consequence of any party’s action, except in either case for the Escrow Agent’s own willful misconduct or gross negligence. The indemnity contained in this Section 2.2 shall survive the termination of this Agreement and the resignation or removal of the Escrow Agent.

2.3. Advice of Counsel. The Escrow Agent shall be entitled to consult with counsel of its choice with respect to the interpretation of the provisions hereof, and any other legal matters relating hereto, and shall be fully protected in taking any action or omitting to take any action in good faith in accordance with the advice of such counsel.

2.4. Fees of Escrow Agent. The Escrow Agent shall serve hereunder in consideration of the fees described on Schedule A attached hereto and the reimbursement of any expenses and other charges reasonably incurred by the Escrow Agent in connection with the performance of its duties hereunder. Except as provided in Sections 2.2 and 2.7, all such fees, expenses and other charges of the Escrow Agent (the “Escrow Agent Fees and Expenses”) shall be paid by SOLARFUN and deducted from the Income prior to distribution of Income to SOLARFUN. This Section 2.4 shall survive the termination of this Agreement and the resignation or removal of the Escrow Agent. Legal fees incurred by the Escrow Agent to establish this Agreement shall be paid by the Escrow Agent.

2.5. Statements. The Escrow Agent shall mail to HOKU and SOLARFUN a written accounting of all transactions relating to the Escrow Account not less frequently than quarterly.

2.6. Successor. If the Escrow Agent at any time resigns, refuses to act or is removed pursuant to a Joint Direction, then a successor Escrow Agent shall be jointly selected by HOKU and SOLARFUN, or if HOKU and SOLARFUN cannot agree, the successor Escrow Agent shall be selected by SOLARFUN. Any successor Escrow Agent shall be a national banking association which has a net worth in excess of $1,000,000,000 and has a principal place of business located in the United States of America.

2.7. Conflict. In the event of any conflicting or inconsistent claims or demands being made in connection with the subject matter of this Agreement, or in the event that the Escrow Agent is in doubt as to what action it should take hereunder, the Escrow Agent may, at its option, refuse to comply with any claims or demands on it, or refuse to take any other action hereunder so long as such disagreement continues or such doubt exists, and in any such event, the Escrow Agent shall not be or become liable in any way or to any person for its failure or refusal to act, and the Escrow Agent shall be entitled to continue to refrain from acting until (i) the rights of all parties have been fully and finally adjudicated by a court of competent jurisdiction and the Escrow Agent has received a copy of such adjudication, or (ii) all differences shall have been settled and all doubt resolved by agreement among all of the parties, and the Escrow Agent shall have been notified thereof in writing signed by all such parties. In addition to the foregoing rights, in the event the Escrow Agent has any doubt as to the course of action it should take under this Agreement, the Escrow Agent is hereby authorized to petition any court of competent jurisdiction for instructions or to interplead the Escrow Funds into such court. The parties agree to the jurisdiction of the court selected by the Escrow Agent over their persons as well as the Escrow Funds, waive personal service of process, and agree that service of process by certified or registered mail, return receipt requested, to the addresses provided in or pursuant to Section 3.6 for each party shall constitute adequate service. The parties to the Agreement hereby agree, jointly and severally, to indemnify and hold the Escrow Agent harmless from any liability or losses occasioned thereby and to pay any and all of its fees, costs, expenses, and counsel fees and expenses incurred in any such action and agree that, on such petition or interpleader action, the Escrow Agent, its servants, agents employees or officers will be relieved of further liability.

CONFIDENTIAL

2.8. Resignation of Escrow Agent. The Escrow Agent may resign for any reason, upon 30 days written notice to the HOKU and SOLARFUN. Upon expiration of such 30 day notice period, the Escrow Agent may deliver all cash and other property in its possession, after the payment of all fees and expenses of the Escrow Agent, under this Agreement to any successor Escrow Agent appointed jointly by HOKU and SOLARFUN, or if no successor Escrow Agent has been so appointed, to any court of competent jurisdiction in the State of California. SOLARFUN hereby agrees to pay any and all of the Escrow Agent’s fees, costs, expenses, and counsel fees and expenses incurred in any such petition or action required to be filed by Escrow Agent. Upon either such delivery, the Escrow Agent shall be released from any and all liability under this Agreement. A termination under this Section shall in no way affect reimbursement of expenses, indemnity and fees. The Escrow Agent shall have the right to deduct from the Escrow Funds to be transferred to any successor agent any unpaid fees and expenses.

3. Miscellaneous.

3.1. Successors; Heirs and Assigns. The provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, heirs and assigns; provided, however, that, except for assignments by HOKU of its rights under this Agreement to the Collateral Agent (as defined in the Supply Agreement) as collateral security for the Secured Obligations (as defined in the Supply Agreement) as contemplated by the Intercreditor Agreement (as defined in the Supply Agreement) and the Consent (as defined in the Supply Agreement), no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto. Notwithstanding the foregoing, an assignment of this Agreement by any of the parties hereto in connection with a merger, acquisition, or sale of all or substantially all of the assets or capital stock of such party shall not require the consent of any other party to this Agreement.

3.2. Survival. All agreements, representations and warranties made in this Agreement or in any document delivered pursuant to this Agreement shall survive the execution and delivery of this Agreement and the delivery of any such documents.

3.3. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without giving effect to principles of conflicts of laws.

3.4. Counterparts; Headings. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but such counterparts shall together constitute but one and the same agreement. The Article and Section headings in this Agreement are inserted for convenience of reference only and shall not constitute a part of this Agreement.

3.5. Entire Agreement. This Agreement and the Supply Agreement and the schedules, exhibits and documents referred to herein and therein contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior negotiations, agreements and undertakings among the parties with respect to such subject matter. There are no restrictions, promises, warranties, covenants or undertakings other than those expressly set forth herein and therein.

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3.6. Notices. All notices, requests, demands and other communications hereunder shall be in writing, and shall be deemed to have been duly given if delivered by overnight courier, sent by mail to the respective parties or personally delivered addressed as follows:

If to SOLARFUN:

SOLARFUN POWER HONG KONG LIMITED
In care of: JIANGSU LINYANG SOLARFUN CO., LTD.
No. 666 Linyang Rd.,
Qidong Jiansu Province 226200
People’s Republic of China
Tel:
Fax:
Attn:
E-Mail:

If to HOKU:

HOKU SCIENTIFIC, INC.
1075 Opakapaka Street
Kapolei, HI 96707
Attn: Mr. Dustin Shindo, CEO
E-mail: [*]
Facsimile: +1 (808) 682-7807

If to Escrow Agent:

[__________________]
[___________________]
[___________________]
Attn.:
E-mail:
Facsimile:

or to such other address as such party may designate by written notice to the other parties hereto. Any such notices, requests, demands or other communications shall be deemed to have been duly given when received if delivered personally or, if mailed, on the date five (5) days after the date so deposited in the mails, postage prepaid, return receipt requested or on the day following the day sent if sent by prepaid overnight delivery service. Notices, requests and other communications hereunder may be delivered by electronic facsimile transmission (fax) if confirmation by sender is made within three (3) Business Days by mail or personal delivery. All periods of notice shall be measured from the date of deemed delivery thereof.

3.7. Amendment or Modification of this Agreement. This Agreement may be amended or modified at any time with the written agreement of Escrow Agent, HOKU and SOLARFUN.

3.8. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

[This space intentionally left blank.]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first written above.

SOLARFUN:	HOKU:

SOLARFUN POWER HONG KONG LIMITED	HOKU SCIENTIFIC, INC.

By:	By:

Name:	Name:

Title:	Title:

Authorized Signatory	Authorized Signatory

ESCROW AGENT:

[__________________]

By:

Name:

Title:

Authorized Signatory

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Schedule A
Escrow Fee Schedule

[Schedule sent separately]

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